Exhibit 10.6

PLACEMENT AGENT AGREEMENT

April 10, 2015

This Placement Agent Agreement is made by and between QPagos, S.A.P.I. DE C.V., a company duly incorporated in Mexico City, Mexico, registration number QPA 131 106 6H7 (“QPagos” or the “Company”), and Paulson Investment Company, LLC, an Oregon limited liability company (the “Placement Agent”), as of the date first above written. The Company hereby engages the Placement Agent to assist the Company as its exclusive Placement Agent in obtaining $_______ in financing through a private placement of its units of its common stock (“Common Stock”) and warrants to purchase shares of Common on terms to be agreed upon between the Company and the Placement Agent (the “Financing”), as described in and pursuant to the terms and conditions described in definitive transaction documents to be prepared by the Company with the assistance of the Placement Agent. The Placement Agent shall have the right to engage one or more sub-agents as provided herein. For purposes of this Agreement, the “Company” shall refer to QPagos or its successor entity following the anticipated merger of QPagos into a private U.S. company.

NOW THEREFORE, the parties hereto based on the foregoing and the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

1.    Services.

(a)   The Placement Agent shall offer participation in the Financing to its clients and other persons with whom the Placement Agent or the Company or any of its respective officers, directors, employees or affiliates has a pre-existing business relationship and that the Placement Agent reasonably believes are “accredited investors” as defined by Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which persons are collectively referred to herein as “Qualified Investors”). Qualified Investors who purchase Units in the Financing are sometimes referred to herein as the “Purchasers.” The Placement Agent shall be responsible for (i) the initial distribution to the Qualified Investors of the Company’s confidential private placement memorandum and other offering documents (the “Memorandum”), which shall be created by the Company, with the assistance of the Placement Agent, and shall include a brief summary of the Company and its business, risk factors, capitalization and current financial information, as well as the relevant subscription documents (collectively, with the Memorandum, the “Offering Materials”); with respect to such distribution of the Offering Materials, the Placement Agent shall not be required to print hard copies, but may use electronic documents for distribution; (ii) organizing, obtaining facilities for, and conducting one or more investor presentations; and (iii) providing other services reasonably related to serving as the Placement Agent for the Company in connection with the Financing. The Placement Agent acknowledges that (i) the Company may determine, in its sole discretion, whether to accept an offer of subscription to the Financing by a Qualified Investor and (ii) the Company is not obligated to compensate the Placement Agent for such offered subscriptions to the Company that the Company does not accept. Notwithstanding the foregoing, unless the Company has a specific objection to any particular Qualified Investor being a stockholder of the Company (for example, the proposed investor competes with the Company or is affiliated with a competitor of the Company, is not accredited, does not satisfactorily complete a purchaser questionnaire or subscription agreement, is known to be disreputable or dishonest, or for other, legitimate investor-specific reasons), the Company shall accept such offer of subscription from such Qualified Investors.

(b)  The Company shall make members of management and other employees available to the Placement Agent as the Placement Agent shall reasonably request for purposes of satisfying the Placement Agent’s due diligence requirements and consummating the Financing, shall make its Chief Executive Officer, Chief Financial Officer and other key management members available to attend a reasonable number of investor presentations, as recommended by the Placement Agent and shall commit such time and other resources as are reasonably necessary or appropriate to support the Placement Agent in its efforts to secure the reasonable and timely success of the Financing. The Company shall cooperate with the Placement Agent in connection with, and shall make available to the Placement Agent such documents and other information as the Placement Agent shall reasonably request in order to satisfy its due diligence requirements, subject to any applicable confidentiality requirements.

(c)  The Placement Agent acknowledges that (i) the Company may determine, in its sole discretion, whether to accept an offer of subscription to the Financing by a Qualified Investor and (ii) the Company is not obligated to compensate the Placement Agent for such offered subscriptions to the Company that the Company does not accept. Notwithstanding the foregoing, unless the Company has a specific objection to any particular Qualified Investor being a stockholder of the Company (for example, the investor competes with the Company or is affiliated with a competitor of the Company, is not accredited, does not satisfactorily complete a purchaser questionnaire or subscription agreement, is known to be disreputable or dishonest or for other, legitimate investor-specific reasons), the Company shall accept such offer of subscription from such Qualified Investors.

2.    Compensation and Expenses Payable to the Placement Agent.

(a)  The Company shall, at each closing of the Financing (each a “Closing”), as compensation for the services provided by the Placement Agent hereunder, pay the Placement Agent a cash commission equal to 10% of the gross proceeds of the Financing closed on that closing date (the “Cash Fee”). Such Cash Fee shall be paid on the gross cash proceeds invested by the Placement Agent and its affiliates, if any, as well as any Qualified Investor in the Financing.

(b)  As of the date of the final Closing, the Placement Agent shall be issued Placement Agent Warrants (the “Placement Agent Warrants”). The Placement Agent Warrants shall be exercisable to purchase up to 15% of the total number of Units sold in the Financing, exercisable for five years at an exercise price per Unit equal to the purchase price per Unit paid by the Purchasers in the Financing. By way of example, if 1,000,000 Units are sold in the Financing (including any Units purchased by the Placement Agent or any of its affiliates or employees), the number of Units issuable upon exercise of the Placement Agent Warrant will equal 1,000,000 x 15%, or 150,000 Units, which will be exercisable at the same price as the Units sold to the Purchasers. The Placement Agent Warrants shall have standard terms, including cashless exercise rights and rights to assign such warrants to affiliates and employees of the Placement Agent who are “accredited investors.” In addition, the shares of Common Stock (and the shares underlying the exercise of the warrant component of the Units) into which the Placement Agent Warrants are exercisable will, subject to limitations as may be imposed by regulatory authorities, have registration rights identical to those of granted to the Purchasers. The Company shall prepare, execute and deliver the Placement Agent Warrants in such form as shall be provided to the Company and in such names and amounts as shall be directed by the Placement Agent.

(c)  The Company shall, at each Closing, pay the Placement Agent a “non-accountable expense allowance equal to three percent of the gross proceeds of the Financing for such Closing Date (the “Expense Allowance”)..

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(d)  In the event the Financing is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Placement Agent shall be entitled to be reimbursed for its reasonable accountable expenses incurred in connection with the Financing that are pre-approved by the Company. The Placement Agent shall provide the Company with a written accounting therefor in reasonable detail (but without the need to include underlying statements or evidence of payment) in order to retain the $20,000 advance or portion thereof and/or to receive additional reimbursement of its accountable expenses.

(e)  .

3.   Term.

(a)  Unless earlier terminated as set forth herein, this Agreement will continue in full force and effect until the earlier of 120 days from the execution of this Agreement or the final Closing of the Financing as determined by the Company (the amount of which may be increased at the Company’s discretion), unless extended by mutual agreement of the Company and the Placement Agent for up to an additional 30 days without notice or consent of the Purchasers or such longer extension if agreed to by the Company and the Placement Agent (the “Term”).

(b)  Prior to the end of the Term, (i) the Company may terminate this Agreement immediately and without notice in the event of a material breach of this Agreement by the Placement Agent, and (ii) either party may terminate this Agreement upon 15 days prior written notice to the other party for any reason, other than material breach of this Agreement by the Placement Agent. In the event the Company terminates this Agreement, the Placement Agent will be entitled to all applicable cash fees and Placement Agent Warrants provided for in Section 2 hereof, earned prior to such termination, as well as any unpaid Expense Allowance as provided in Section 2(c) or its reasonable accountable expenses, as provided in Section 2(d), whichever is applicable.

(c)  Upon termination of this Agreement (whether following completion of the Financing or otherwise, other than in the case of a material breach of this Agreement by the Placement Agent), the Placement Agent shall prepare and deliver to the Company a definitive list of Qualified Investors contacted by such Placement Agent in connection with the Financing with whom the Company was first introduced to by the Placement Agent and with whom the Company had discussions during the Term of this Agreement regarding the specific terms of a financing for the Company (the “Listed Investors”). The Company shall have ten days after receipt of the Listed Investors to dispute any name listed on such list and any name disputed shall be removed from the list. In the event that the Company consummates a sale of any of its debt securities, equity securities or securities convertible into or exercisable in exchange for equity securities to any Listed Investor, or any debt securities held by Listed Investors are converted to equity securities within a period of 6 months following the date of termination of this Agreement (the “Tail Period”), then at each closing thereof, the Company shall pay to the Placement Agent the cash compensation, expense allowance and placement agent warrants set forth in Section 2 in amounts equal to what the Placement Agent would have earned from such sales had the Company closed on such investments under the terms of this Agreement.

(d)  Without regard to whether the Financing is closed or not, if, during the 6-month period from the date of termination of the Financing efforts or the final Closing of the Financing, whichever is applicable, the Company obtains a debt facility, whether that be a credit facility or revolver or any other form of loan transaction (regardless whether such transaction is consummated with a commercial lending institution, other entity or an individual or group of individuals), which lender has been introduced to the Company by the Placement Agent, the Placement Agent shall be entitled to a commission equal to one percent of the maximum principal amount of the loan or credit facility, which shall be payable on the closing date of such debt financing.

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4.   Performance. In connection with the performance of its duties under this Agreement, the Placement Agent agrees as follows:

(a)  The Placement Agent shall act in a manner consistent with the instructions of the Company and comply with all applicable laws, whether foreign or domestic, of each jurisdiction in which the Placement Agent proposes to carry on the business contemplated by this Agreement. The Placement Agent shall not take any action or omit to take any action that would cause the Company to violate any law or any applicable exemption from registration under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Placement Agent is a member firm of Financial Industry Regulatory Authority, Inc. (“FINRA”) and has all authority and approvals needed to engage in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. The Placement Agent represents, warrants and agrees that it shall at all times provide its services under this Agreement in compliance with applicable law, including but not limited to, conducting the Financing in a manner intended to qualify it as exempt from the registration requirements of the Securities Act and any applicable state and foreign laws and regulations, including, without limitation, not taking any action in connection with the Financing or other possible financing that would constitute a general solicitation or general advertising and not making any offers to any potential investor that it does not reasonably believe to be an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated the Securities Act.

(b)  The Placement Agent shall keep a record of when and to whom each Memorandum is provided. The Placement Agent may comply with this Section 4(b) by maintaining a file that confirms who has viewed or been sent the Memorandum and on which date.

(c)  The Placement Agent shall provide information regarding the Company only that is contained in the Memorandum or is expressly provided by the Company to the Placement Agent for dissemination to potential investors (such as a Power Point presentation) or that is available generally to the public (such as public securities filings, press releases or published articles) and shall not make any additional statements that contain an untrue statement of a material fact or omit to state any fact necessary to make any statement made by the Placement Agent not misleading in light of the circumstances in which such statements are made.

(d)  The Placement Agent shall not provide the Memorandum or any other information about the Company to any person or firm that, to the knowledge of the Placement Agent, is a competitor of the Company.

(e)  The Placement Agent shall not engage in any form of general solicitation or general advertising with respect to the Financing.

(f)   Before mentioning or sending any material related to the Company to any potential investor, the Placement Agent shall, on the basis of the Placement Agent’s prior relationship with the potential offeree, reasonably believe that the potential offeree is: (x) an “accredited investor” and, if applicable, satisfies any private placement requirements or laws or regulations associated with the Financing applicable in any non-U.S. jurisdiction and (y) so sophisticated and knowledgeable in business and financial matters that the potential offeree is capable of evaluating the merits and risks of an investment in the Company. In furtherance thereof, the Placement Agent shall obtain from each Qualified Investor an accredited investor questionnaire before a subscription to purchase Units is accepted.

(g)  The Placement Agent shall use its best efforts to cause its officers, directors, employees and affiliates to comply with all of the foregoing provisions of this Section 4.

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5.     Representations and Warranties of the Parties.

(a)          The Company represents and warrants to the Placement Agent as follows, which representations and warranties shall be true as of the date of each closing:

(i)          On the date of the Memorandum and at each Closing Date, the Memorandum will comply in all material respects with the disclosure requirements of Regulation D under the Securities Act and will neither contain an untrue statement of a material fact or omit to state a material fact required to be stated therein in light of the circumstances under which they are made, or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by the Placement Agent expressly for use in the Memorandum.

(ii)         The financial statements included in the Memorandum, if any, present fairly in all material respects the financial position of the Company as of the dates indicated and the results of its operations for the periods specified.

(iii)        The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it was formed, with corporate power and authority to own, lease and operate its properties and conduct its business in all material respects as described in the Memorandum; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business and/or its ownership of property requires such qualification except for such jurisdictions in which the failure to qualify in the aggregate would not have a material and adverse effect on the results of operations or financial conditions of the Company.

(iv)        Except as disclosed in the Memorandum, the Company does not have any subsidiaries and does not own any interest in any other corporation, partnership, joint venture or other entity.

(v)         Prior to the commencement of the Financing, the issued and outstanding capital shares of the Company, consisting solely of shares of Common Stock, which will be as more fully described in the Memorandum; the issued and outstanding shares of Common Stock described therein have been duly authorized and validly issued and are fully paid and non-assessable; the Units and underlying Common Stock and Warrants have been duly authorized for issuance and sale in accordance with this Agreement when issued and delivered by the Company pursuant to this Agreement and the Subscription Agreement or Securities Purchase Agreement, whichever is applicable, against payment therefor, will be validly issued, fully paid and non-assessable; the shares of Common Stock and Warrants conform in all material respects to all the statements relating thereto contained in the Memorandum; there are no outstanding options, warrants or other rights to purchase shares of preferred stock or shares of Common Stock or any understanding or agreement concerning any options, warrants or rights to purchase shares of preferred stock, except as set forth in the Memorandum.

(vi)        This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement, enforceable in accordance with its terms, except as enforceability of any indemnification provision may be limited under federal securities laws and except as enforceability of such agreements may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights, except that any remedy in the nature of equitable relief is in the discretion of the Court.

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(vii)       On the date of the Memorandum and at each Closing Date, the Company owns good and marketable title to all properties and assets described in the Memorandum as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described or referred to in the Memorandum or are not materially significant or important in relation to the business of the Company.

(viii)      Except as disclosed in or contemplated by the Memorandum, the Company is not in violation of its Articles of Incorporation or its bylaws, either as currently amended and in effect, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties are bound; and the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions herein contemplated will not conflict in any material respect with, or result in a breach of any of the material terms, conditions or provisions of, or constitute a material default under, the Articles of Incorporation or bylaws of the Company, or any material bond, debenture, note or other evidence of indebtedness or any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties are bound.

(ix)         Except as disclosed in or contemplated by the Memorandum, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company, which might result in any material and adverse change in the condition (financial or otherwise), business or prospects of the Company.

(x)          Except as disclosed in or contemplated by the Memorandum, each material contract to which the Company is a party is in full force and effect or has terminated in accordance with its terms or as set forth in the Memorandum; and no party to any such contract has given notice of the cancellation of, or to the knowledge of the Company has the intention to, cancel any such material contract.

(xi)         Except as disclosed in or contemplated by the Memorandum and the fees and disbursements payable to the Placement Agent pursuant to this Agreement, there are no outstanding claims for services either in the nature of a finder's fee, brokerage fee or other similar fee with respect to the Financing for which the Company or the Placement Agent may be responsible.

(b)         Any certificate signed by any officer of the Company and delivered to the Placement Agent shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

(c)         The Placement Agent represents and warrants to the Company as follows, which representations and warranties shall be true as of the date of each closing:

(i)          The Placement Agent is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed, and it has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The Placement Agent is duly qualified as a foreign company in those jurisdictions wherein the failure to so qualify would have a material adverse effect on its business or properties.

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(ii)         This Agreement has been duly authorized, executed and delivered by the Placement Agent and on its behalf and constitutes a valid and legally binding obligation enforceable against the Placement Agent in accordance with its terms.

(iii)        The execution and delivery of this Agreement, the observance and performance hereof and the consummation of the transactions contemplated hereby and by the Memorandum do not and will not result in any breach of, or default under, any instrument or agreement by which the Placement Agent is bound or violate any law or order directed to the Placement Agent of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Placement Agent or over its property.

(iv)        The Placement Agent is duly registered as a broker-dealer with the Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act, and no proceeding has been initiated to revoke any of such registrations; the Placement Agent is a member in good standing of FINRA; the Placement Agent is duly registered as a broker-dealer under the applicable statutes, if any, in each state in which the Placement Agent proposes to offer or sell the Securities where such registration is required; the Placement Agent shall be responsible for payment of compensation owed to any sub-agent, if any, which sub-agent, if any, must be a member in good standing of FINRA and registered in each state where Qualified Investors identified by such sub-agent reside.

(v)         The Placement Agent shall maintain all broker-dealer registrations, referred to above in paragraph (iv), throughout the period in which Securities are offered and sold; the Placement Agent has complied and will comply with all broker-dealer requirements applicable to this transaction; the Placement Agent is not in violation of any order of any court or regulatory authority applicable to it with respect to the sale of the Securities.

(vi)        Pursuant to the Placement Agent's appointment made herein, the Placement Agent will conduct the Financing in compliance with the requirements of Regulation D and or Regulation S and, in this regard, the Placement Agent will have during the course of the Financing, and to the extent any representations other than those set forth in the Memorandum are made, refrained from making any untrue statement of a material fact and not have omitted to state a material fact required to be stated or necessary to make any statement made not misleading concerning the Financing or any matters set forth in or contemplated by the Memorandum. The Placement Agent will have refrained from offering for sale or selling the Units by means of: (a) any advertisement or other communication mentioning the Units published in any newspaper, magazine or similar medium or broadcast over television or radio; or (b) any seminar or meeting announced by means of any kind of general solicitation or general advertising; or (c) any letter, circular, notice or other written communication, unless the Placement Agent has reasonable grounds to believe and, in fact, does believe that each person to whom the communication is directed is qualified pursuant to the financial suitability requirements set forth in the Memorandum and the communication is accompanied or preceded by the Memorandum or contains an undertaking to provide the Memorandum upon request. Prior to the sale of any of the Units, the Placement Agent will have reasonably believed and have a reasonable basis and evidence to believe that each subscriber and his duly appointed purchaser representative, if any, met the suitability and other investor standards set forth in the Memorandum, and the Placement Agent will maintain appropriate records substantiating the foregoing. In the event that the Placement Agent utilized any sales materials other than the Memorandum, the Placement Agent will have refrained from providing any such materials to any offeree of the Units or his purchaser representative unless such materials are accompanied or preceded by the Memorandum and were permitted for use in connection with the Financing under applicable federal and state securities laws and not represented in any such materials or otherwise that any such materials have been approved or authorized by the Company. The Placement Agent will have provided each offeree with a copy of the Memorandum and the exhibits thereto during the course of the Financing. Until the final Closing Date, if any event affecting the Company or the Placement Agent should occur that the Company or its counsel, or the Placement Agent or its counsel, believe should be set forth in a supplement or amendment to the Memorandum, the Placement Agent will have promptly distributed such supplement or amendment to persons who have previously received a copy of the Memorandum from the Placement Agent and who continue to be interested in the Financing and further included such supplement or amendment in all further deliveries of the Memorandum. The Company shall at its own expense prepare and furnish the Placement Agent with a reasonable number of copies of such supplement or amendment for such distribution; however, such distribution may, at the Placement Agent’s discretion, be made electronically in lieu of physical delivery of the Offering Materials. During the course of the Financing, the Placement Agent will have accounted for each copy of the Memorandum distributed during the course of the Financing by maintaining a record of each person to whom it has delivered a copy of the Memorandum and any amendment or supplement thereof.

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(vii)       Neither the Placement Agent nor any of its representatives is authorized to make any representation on behalf of the Company other than those contained in the Memorandum or any additional information provided by the Company nor is the Placement Agent or any of its representatives authorized to act as the agent or representative of the Company in any capacity, except as expressly set forth herein.

(viii)      In the event that, on or before any Closing Date, the Placement Agent becomes aware of any false statement of a fact or representation by any subscriber in the Memorandum, the Placement Agent shall promptly inform the Company of such false statement of fact, unless at the time it becomes aware of such false statement the subscriber has communicated to the Placement Agent or the Company its intent to correct such false statement prior to the Closing Date.

(ix)         The Placement Agent and each of its registered representative’s participation in its solicitation efforts will comply with the prohibition against “general solicitations” and “general advertising” imposed by Rule 502(c) of Regulation D.

(x)          The Placement Agent shall inform the Company of each date on which it first receives any subscription from prospective investors in each state where the Units are offered and shall not offer the Units for sale in any state in which the offer or sale requires prior notice or clearance from any state securities commission, bureau or agency thereon.

6.     Indemnification.

(a)   The Company agrees to indemnify and hold harmless each Placement Agent, its officers, directors, employees, agents, legal counsel and any of its affiliates (each, a “Placement Agent’s Indemnified Party”) against any and all losses, claims, damages, liabilities, joint or several, and expenses (including all legal or other expenses reasonably incurred by a Placement Agent’s Indemnified Party) caused by or arising out of any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact contained in the Memorandum or any other document furnished by the Company to the Placement Agent for delivery to or review by the Qualified Investors, or the omission or the alleged omission to state in such documents furnished to the Qualified Investors a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, to the extent such misstatements or omissions are made in reliance upon and in conformity with written information furnished by the Company for use in the documents furnished to the Qualified Investors, including the Memorandum (except to the extent such misrepresentations, untrue statements or omissions are based on information provided to the Company by the Placement Agent). The Company agrees to reimburse the Placement Agent’s Indemnified Party for any reasonable expenses (including reasonable fees and expenses of counsel) incurred as a result of producing documents, presenting testimony or evidence, or preparing to present testimony or evidence (based upon time expended by the Placement Agent’s Indemnified Party at its then current time charges or if such person shall have no established time charges, then based upon reasonable charges), in connection with any court or administrative proceeding (including any investigation which may be preliminary thereto) arising out of or relating to the performance by the Placement Agent’s Indemnified Party of any obligation hereunder and relating to a matter for which the Company must provide indemnity to or hold harmless such Placement Agent’s Indemnified Party pursuant to the provisions of this subsection 6(a). In the event the Company shall be obligated to indemnify a Placement Agent’s Indemnified Party in connection with any such proceeding, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by the Placement Agent’s Indemnified Party (which shall not be unreasonably withheld), upon the delivery to the Placement Agent’s Indemnified Party of written notice of the Company’s election to do so.

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(b)   The Placement Agent agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents, legal counsel and its affiliates (each, a “Company Indemnified Party”) against any and all losses, claims, damages and liabilities, joint or several, and expenses (including all legal or other expenses reasonably incurred by a Company Indemnified Party) caused by or arising out of any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact made by the Placement Agent to the Qualified Investors, or the Placement Agent’s omission or the alleged omission to state to the Qualified Investors a material fact necessary in order to make statements made not misleading in light of the circumstances under which they were made (except to the extent such misrepresentations, untrue statements or omissions are based on information provided to the Placement Agent by the Company, including the Memorandum or any other document furnished by the Company to the Placement Agent for delivery to or review by the Qualified Investors), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Memorandum or other document furnished to the Placement Agent for delivery to or review by the Qualified Investors, in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use therein. The Placement Agent agrees to reimburse the Company Indemnified Party for any reasonable expenses (including reasonable fees and expenses of counsel) incurred as a result of producing documents, presenting testimony or evidence, or preparing to present testimony or evidence (based upon time expended by the Company Indemnified Party at its then current time charges or if such person shall have no established time charges, then based upon reasonable charges), in connection with any court or administrative proceeding (including any investigation which may be preliminary thereto) arising out of or relating to the performance by the Company Indemnified Party of any obligation hereunder and relating to a matter for which the Company must provide indemnity to or hold harmless such Company Indemnified Party pursuant to the provisions of this subsection 6(b). The Placement Agent’s obligations under this Section 6(b) shall be limited to the net amount of Cash Fees paid or payable by the Company to the Placement Agent, other than in the case of fraud, intentional misrepresentation or willful breach. In the event the Placement Agent shall be obligated to indemnify a Company Indemnified Party in connection with any such proceeding, the Placement Agent shall be entitled to assume the defense of such proceeding, with counsel approved by the Company Indemnified Party (which shall not be unreasonably withheld), upon the delivery to the Company Indemnified Party of written notice of the Placement Agent’s election to do so.

(c)   In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Section 6 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such person in circumstances for which indemnification is provided under this Section 6, then, and in each such case, the Company and the Placement Agent shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion so that the Placement Agent is responsible for the proportion that the amount of commissions appearing in the Memorandum bears to the price appearing therein, and the Company is responsible for the remaining portion; provided, that, in any such case, no person guilty of a fraudulent misrepresentation or omission (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(d)   The respective indemnity agreements between the Placement Agent and the Company contained in Sections 6(a) and (b) of this Agreement, and the representations and warranties of the Company set forth in Section 5(b) or elsewhere in this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or by or on behalf of any controlling person of the Placement Agent or the Company or any such officer or director or any controlling person of the Company, and shall survive the delivery of the Units, and any successor of the Company, and the Placement Agent, or of any controlling person of the Placement Agent, as the case may be, shall be entitled to the benefit of the respective indemnity agreements. The representations and warranties in Section 5 of this Agreement (but not the indemnities contained in Section 6 hereof) shall terminate six months after the final Closing under this Agreement.

7.     Covenants

(a)          The Company covenants with the Placement Agent as follows:

(i)          The Company will provide the Placement Agent with copies of its “bad actor” questionnaire completed and executed by itself, its officers, directors and holders of 20% or more of its outstanding securities prior to the Financing;

(ii)         The Company will notify the Placement Agent promptly, and confirm the notice in writing, of the initiation by the Commission or any state securities commission of any proceeding against the Company.

(iii)        The Company will give the Placement Agent notice of its intention to amend or supplement the Memorandum.

(iv)        If any event shall occur as a result of which it is necessary, in the reasonable opinion of both the Placement Agent and the Company, to amend or supplement the Memorandum in order to make the Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Memorandum by preparing and furnishing to the Placement Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to (or electronic versions thereof in lieu of physical copies, if the Placement Agent so directs), the Memorandum in form and substance satisfactory to the Placement Agent, so that, as so amended or supplemented, the Memorandum will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

(v)         The Company will endeavor, in cooperation with the Placement Agent, to qualify or perfect an exemption for the Units for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Placement Agent and the Company agree to offer and sell the Units, and will maintain such qualifications in effect for so long as may be required for the distribution of the Units.

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(vi)        The Company will apply the net proceeds from the sale of the Units sold by it hereunder substantially as contemplated by the Memorandum.

(vii)       The Company will comply with the prohibition against general advertising and general solicitations imposed by Rule 502(c) of Regulation D.

(viii)      The Company shall not initiate communication directly with any of the Placement Agent’s brokers or known clients (until such time as such clients are stockholders of the Company) without the prior consent of the Placement Agent. The provisions of this Section 7(a) shall not apply to clients of the Placement Agent who are also stockholders of the Company

(b)          The Placement Agent covenants and agrees that:

(i)          It will not give any information or make any representation in connection with the offering of Units that is not contained in the Memorandum or such other material as may be provided by the Company for use in connection with the Financing.

(ii)         In communicating any offer of Units, the Placement Agent agrees that it will comply with the provisions of the Securities Act and the Exchange Act and the securities laws of each state, and that it and its authorized agents will offer to sell, or solicit offers to subscribe for or buy, the Units only in those states and other jurisdictions in the United States in which such solicitations can be made in accordance with an applicable exemption from registration or qualification and in which the Placement Agent is qualified to so act. Nothing contained herein shall limit the Placement Agent from offering to sell the Units outside the United States.

8.     Conditions to Parties’ Obligation to Close.

(a)          The obligations of the Placement Agent hereunder are subject to the performance by the Company of its obligations hereunder, to the condition that during the Term, no proceedings shall be initiated or threatened by the Commission or any state securities commission or similar body against the Company and to the following additional conditions:

(i)          The Placement Agent shall not have disclosed in writing to the Company that the Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which is material, or omits to state a fact which is material and is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(ii)         Between the date hereof and each Closing Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as materially adversely affects its business or property, whether or not such loss is covered by insurance.

(iii)        Between the date hereof and each Closing Date, except as disclosed in or contemplated by the Memorandum, there shall be no material litigation instituted or threatened against the Company and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations or financial condition or operating results of the Company.

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(iv)        Except as contemplated herein or as set forth in or contemplated by the Memorandum or supplement or amendment thereto, during the period subsequent to the date of the Memorandum and prior to each Closing Date, (i) the Company (A) shall have conducted its business in all material respects in the usual and ordinary manner as the same was being conducted on the date of the filing of the Memorandum, and (B) except in the ordinary course of its business, the Company shall not have incurred any material liabilities or obligations (direct or contingent), or disposed of any of its material assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise.

(v)         The authorization of the Units, the underlying shares of Common Stock and Warrants, the Placement Agent Warrants and underlying shares of Common Stock issuable upon exercise of the Warrants and Placement Agent Warrants, the Memorandum and all corporate proceedings and other legal matters incident thereto and to this Agreement, shall be reasonably satisfactory to the Placement Agent and shall have been completed.

(vi)        Upon the express request of the Placement Agent, the Company shall have furnished to the Placement Agent a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of each Closing Date, to the effect that:

(A)         The representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of such Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(B)         The respective officers have each carefully examined the Memorandum and any amendments and supplements thereto, and to the best of their knowledge the Memorandum and any amendments and supplements thereto and all statements contained therein are true and correct in all material respects, and neither the Memorandum nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and, since the effective date of the Memorandum, there has occurred no event required to be set forth in an amended or supplemented Memorandum which has not been so set forth.

(C)         Except as set forth in or contemplated by the Memorandum since the respective dates as of which or periods for which information is given in the Memorandum and prior to the date of such certificate (1) there has not been any material adverse change, financial or otherwise, in the affairs or condition of the Company and (2) the Company has not incurred any material liabilities, direct or contingent, or entered into any material transactions, otherwise than in the ordinary course of business.

(vii)       Upon the express request of the Placement Agent, the Company shall have furnished to the Placement Agent at each Closing Date, such other certificates and/or additional customary closing documents, as the Placement Agent may have reasonably requested as to (A) the accuracy and completeness, in all material respects, of (i) any statement in the Memorandum, or in any amendment or supplement thereto; or (ii) the representations and warranties of the Company herein; (B) the performance by the Company in all material respects of its obligations hereunder, or (C) the fulfillment of the conditions concurrent and precedent to its obligations hereunder, which are required to be performed or fulfilled on or prior to each Closing Date.

All the letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Placement Agent, whose approval shall not be unreasonably withheld. The Placement Agent reserves the right to waive any of the conditions herein set forth. If a condition specified in this Section shall not have been fulfilled in any material respect when and as required to be fulfilled, this Agreement may be terminated by the Placement Agent by written notice to the Company at any time at or prior to the Closing, and such termination shall be without liability of any party to any other party except as provided in Section 2.

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(b)          The obligations of the Company shall be subject to the continuing accuracy throughout the Term of the representations, warranties, covenants and agreements contained in Sections 5 and 7 hereof and to the performance by the Placement Agent of its obligations hereunder.

9.    Investors’ Registration Rights.

(a)          No later than six months following (i) the closing of the Company’s initial public offering in which its securities are listed for trading on Nasdaq or such other stock exchange in the United States as the Company may select or (ii) the commencement of trading of the Company’s Common Stock in the over-the-counter market, whichever first occurs, the Company shall prepare for filing with the Commission a Form S-1 Registration Statement to register the resale of all of the Common Stock underlying the Units sold in the Financing and the shares of Common Stock issuable upon exercise thereof and all shares of Common Stock issuable upon exercise of the Placement Agent Warrants, including the shares issuable upon exercise of the underlying Warrant component of the Units (the “Registrable Securities”) described herein (the “Registration Statement”) and use its reasonable best efforts to obtain effectiveness of the Registration Statement as soon as practicable thereafter. Upon effectiveness, the Company will seek to maintain a current Registration Statement for a period of at least two years or until all Purchasers may freely sell the Registrable Securities without registration, whichever event occurs first. The Company shall be responsible for all costs incurred in connection with filing said Registration Statement, except that each seller shall be responsible for all its own personal legal and other professional fees incurred, as well as sales commissions and other costs of sale. Notwithstanding the registration obligation set forth in this Section 9(a), in the event the Commission or the Company’s legal counsel advises the Company that all of the securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform the holders of the Registrable Securities and use its commercially reasonable efforts to file such amendments to the initial registration statement (the “Initial Registration Statement”) as may be required by the Commission and/or (ii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission on Form S-1 (or on such other form available to register the Securities for resale as a secondary offering). Notwithstanding any other provision of this Agreement, if any guidance published or otherwise issued by the Commission sets forth a limitation of the number of securities permitted to be registered on a particular Registration Statement as a secondary offering, or in the event the Commission Staff seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Section 9 as constituting an offering of securities by or on behalf of the Company such that (x) Rule 415 is not available to the Company to register the resale of such securities and (y) as a result, the Commission does not permit the Initial Registration Statement to become effective and be used for resales in a manner that permits the continuous resale at the market (or as otherwise may be acceptable to each holder) without being named therein as an “underwriter,” unless otherwise directed in writing by each holder as to its Registrable Securities, the number of Registrable Securities to be registered on behalf of the selling stockholders on such Initial Registration Statement will be reduced on a pro rata basis, taking into account all of the securities of the selling stockholders included in the Initial Registration Statement (including securities that are not sold in the Financing, if any). In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or Commission guidance provided to the Company or registrants of securities in general, one or more registration statements on Form S-1 or such other form available to register for resale those securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement.

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(b)          The foregoing provisions and other customary terms and conditions relating to registration rights shall be incorporated into a registration rights agreement to be executed by the Purchasers and the Company.

10.     Confidentiality. Except in keeping with its obligations under this Agreement, the Placement Agent will maintain in confidence and will use only for the purpose of fulfilling its obligations hereunder and will not use for its own benefit any inventions, confidential know-how, trade secrets, financial information and other non-public information and data disclosed to it by the Company, and it will not divulge the same to any other persons until such time as the information becomes a matter of public knowledge. The Placement Agent will use its best efforts to prevent any unauthorized disclosure described above by others. This Section 10 will survive expiration or termination of this Agreement indefinitely.

11.     Expenses of the Financing.

(a)          The Company shall pay the Placement Agent the Expense Allowance or the accountable expense reimbursement described in Section 2 above, whichever is applicable.

(b)          The Company shall pay all of its expenses incident to the performance of its obligations under this Agreement including but not limited to its legal and accounting fees and shall be responsible for payment of all federal, state “blue sky” and other filings pertaining to the Financing.

(c)          Section 9 of this Agreement contains certain registration rights provided to the Purchasers and the Placement Agent. The Company shall also be responsible for all costs pertaining to the filing of the Form S-1 Registration Statement to register the resale of the Registrable Securities, including the shares underlying the Placement Agent Warrants in accordance with the terms set forth in Section 9 herein. In this respect, the Company shall also be responsible to pay FINRA the filing fees that are required in connection with the Placement Agent providing the Registration Statement and amendments thereto to FINRA. It is agreed that the Company shall not request acceleration of effectiveness of the S-1 Registration Statement without the Placement Agent first receiving said “no objection” letter, if such a letter is required by FINRA under the circumstances of the filing.

12.     Independent Contractor. The Placement Agent will perform its services hereunder as an independent contractor, and nothing in this Agreement will in any way be construed to constitute the Placement Agent the agent, employee or representative of the Company. Neither the Placement Agent nor any agent acting on behalf of the Placement Agent will enter into any agreement or incur any obligations on the Company’s behalf or commit the Company in any manner or make any representations, warranties or promises on the Company’s behalf or hold itself (or allow itself to be held) as having any authority whatsoever to bind the Company without the Company’s prior written consent, or attempt to do any of the foregoing.

13.     Subsequent Offerings. The Company agrees that in the event that it plans to engage a placement agent in connection with a financing transaction involving the offer and sale of its equity or debt securities within 12 months of consummation of the Financing and if the Company raises at least $3,000,000 in the Financing from investors first introduced to it by the Placement Agent (a “Subsequent Offering”), the Placement Agent will have a right of first refusal to be the exclusive Placement Agent or managing underwriter for such offering. In such case, the Company shall offer in writing to the Placement Agent the opportunity to act as exclusive Placement Agent or managing underwriter for the Subsequent Offering, and such offer will remain open for 15 calendar days, at which time it will have been deemed to have been rejected by the Placement Agent if not accepted in writing prior to the expiration of such period.

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14.     Participation of the Placement Agent in the Financing. The Placement Agent, its affiliates and/or its employees may purchase Units in the Financing, provided, that in no event may the Placement Agent, its affiliates or its employees subscribe to purchase Units until the minimum offering (as set forth in the Memorandum) has been subscribed and accepted by the Company. In the event of any such purchase, the Placement Agent shall be entitled to the compensation it would otherwise receive if such purchase had been made by any other investor.

15.     General.

(a)          Reimbursement. If any future financial dispute, discrepancy or controversy arises between or among the Company, its stockholders and/or the Placement Agent and results in the Placement Agent causing an audit or accounting of the Company’s books and records, the Company shall reimburse the Placement Agent for the reasonable and documented expenses relating to such audit or accounting.

(b)          Arbitration. The parties hereto agree that any dispute or controversy arising out of, relating to or concerning any interpretation, construction, performance or breach of this Agreement, shall be subject to the laws of the State of Oregon without giving effect to its conflicts of laws provisions. Any disputes will be settled in binding arbitration in Portland, Oregon under the auspices of FINRA dispute resolution. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The Company and the Placement Agent shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses.

(c)          Covenant against Assignment. This Agreement is personal to the parties hereto, and accordingly, except for the right to enforce the obligations under Sections 6 and 7 hereunder (which right shall inure to the benefit of the successors and assigns of the aggrieved party), neither this Agreement nor any right hereunder or interest herein may be assigned or transferred or charged by either party without the express written consent of the other. The foregoing notwithstanding, the parties hereto expect that QPagos will merge into a newly-created private U.S. corporation prior to the closing of the Financing, and it is the intention of the parties hereto that this Agreement shall be assigned to such newly-created entity and its terms and conditions shall be binding upon and enforceable against such newly-created entity.

(d)          Entire Agreement; Amendment. This Agreement and the attached exhibits constitute the entire contract between the parties with respect to the subject matter hereof and supersede any prior agreements between the parties. This Agreement may not be amended, nor may any obligation hereunder be waived, except by an agreement in writing executed by, in the case of an amendment, each of the parties hereto, and, in the case of a waiver, by the party waiving performance.

(e)          No Waiver. The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted the parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

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(f)          Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions will nevertheless remain effective and will remain enforceable to the greatest extent permitted by law.

(g)          Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Placement Agent pursuant to the terms of this Agreement must be in writing and will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation) to the number provided to the other party or such other number as a party may request by notifying the other in writing, (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the party at the address previously provided to the other party or such other address as a party may request by notifying the other in writing.

(h)          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

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The parties have executed this Placement Agent Agreement as of the date first written above.

QPAGOS, S.A.P.I. DE C.V.

By:	/s/ Gaston Pereira
Gaston Pereira
Chief Executive Officer

PAULSON INVESTMENT COMPANY, LLC

By:	/s/ Lorraine Maxfield
Lorraine Maxfield, CFA
Senior Vice President, Corporate Finance

Signature Page to Placement Agent Agreement

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